NEWS
RELEASE___________________________________________________

FOR IMMEDIATE RELEASE
CONTACT: Chris Mathis
(512) 434-3766

TEMPLE-INLAND INC. REPORTS FIRST QUARTER 2010 RESULTS

AUSTIN, TEXAS, April 21, 2010--Temple-Inland Inc. today reported a first quarter 2010 net loss of $4 million, or $0.04 per share, compared with fourth quarter 2009 net income of $38 million, or $0.34 per diluted share, and first quarter 2009 net income of $35 million, or $0.33 per diluted share.

First quarter 2010 net loss excluding special items was $1 million, or $0.01 per share, compared with fourth quarter 2009 net loss excluding special items of $7 million, or $0.07 per share, and first quarter 2009 net income excluding special items of $32 million, or $0.30 per diluted share.

	First Quarter		Fourth Quarter

	2010	2009	2009

Net income (loss) per share	($0.04)	$0.33	$0.34
Adjustment for special items	$0.03	($0.03)	($0.41)
Net income (loss) per share, excluding special items	($0.01)	$0.30	($0.07)

Doyle R. Simons, chairman and chief executive officer of Temple-Inland Inc., said, “We executed well in the quarter despite challenging conditions due to the extreme weather and rising input costs.

“In Corrugated Packaging, we delivered solid operating results as cost improvements and rising volumes somewhat offset dramatically higher input costs in the quarter.  Our quarter-end inventories were at the lowest first quarter-ending levels since 2002.  We began implementing Box Plant Transformation II in the quarter and announced the closure of three converting facilities.

 “In Building Products, we improved our operating results compared with fourth quarter 2009 and generated positive EBITDA.  Rising lumber prices were partially offset by higher fiber prices in the quarter.

“Looking ahead to the second quarter, we will benefit from improving box demand, higher prices, easing input costs and the box plant transformation in our Corrugated Packaging operation.  In Building Products, pricing and demand is improving for all our products, and we anticipate a return to profitability in the second quarter.”

Corrugated Packaging

	First Quarter		Fourth Quarter

	2010	2009	2009

Segment Operating Income ($ in Millions)	$46	$105	$57

Corrugated Packaging operating results for first quarter 2010 were $46 million. Earnings declined in first quarter 2010 compared with fourth quarter 2009 as higher input costs more than offset higher box volumes, lower converting costs, and higher box prices. Operating results declined in first quarter 2010 compared with first quarter 2009 as lower box prices and higher input costs more than offset lower converting costs, the benefits of the acquisition of the Newport, Indiana mill and higher box volumes.

Building Products

	First Quarter		Fourth Quarter

	2010	2009	2009

Segment Operating Income ($ in Millions)	($9)	($2)	($18)

Building Products operating results improved in first quarter 2010 compared with fourth quarter 2009 due to higher lumber prices and higher gypsum and particleboard volumes. Operating results declined in first quarter 2010 compared with first quarter 2009 as lower gypsum and particleboard prices and lower lumber volumes more than offset higher lumber prices.

Other

Special items for first quarter 2010 were a charge of $3 million, or $0.03 per share, after-tax including: (i) a charge of $7 million, or $0.07 per share, related to closing three converting facilities in connection with the second phase of Box Plant Transformation; (ii) a charge of $3 million, or $0.03 per share, due to enactment of the Patient Protection and Affordable Care Act;

and (iii) a benefit of $7 million, or $0.07 per share, related to reversing reserves established in connection with alternative fuel mixture tax credits claimed in 2009.

Temple-Inland will host a conference call on April 21, 2010, at 9:30 am ET to discuss results of first quarter 2010.  To access the conference call, listeners calling from the United States and Canada should dial 1-866-394-6665 at least 15 minutes prior to the start of the call.  The passcode for the conference call is: 68016282.  Those wishing to access the call from outside the United States and Canada should dial 1-706-634-1667 and use the same passcode as set forth above.  Replays of the call will be available for two weeks following completion of the live call and can be accessed at 1-800-642-1687 in the United States and Canada and at 1-706-645-9291 outside the United States and Canada.  The passcode for the replay is: 68016282.

Temple-Inland Inc. is a manufacturing company focused on corrugated packaging and building products. The fully integrated corrugated packaging operation consists of 7 mills and 62 converting facilities. The building products operation manufactures a diverse line of building products for new home construction, commercial and repair and remodeling markets. Temple-Inland's address on the World Wide Web is www.templeinland.com.

This release contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including the costs of raw materials, purchased energy, and freight; changes in interest rates; current conditions in financial markets could adversely affect our ability to finance our operations; demand for new housing; accuracy of accounting assumptions related to impaired assets, pension and postretirement costs,  contingency reserves and income taxes; competitive actions by other companies; changes in laws or regulations; our ability to execute certain strategic and business improvement initiatives; the accuracy of certain judgments and estimates concerning the integration of acquired operations; and other factors, many of which are beyond our control. Except as required by law, we expressly disclaim any obligation to publically revise any forward-looking statements contained in this report to reflect the occurrence of events after the date of this report.

This release includes non-GAAP financial measures.  The required reconciliations to GAAP financial measures are included in this release.

TEMPLE-INLAND INC. AND SUBSIDIARIES
CONSOLIDATED EARNINGS AND SEGMENT RESULTS
(Preliminary and Unaudited)

	First Quarter
	2010	2009
	(in millions, except per share)
Revenues
Corrugated packaging	$752	$790
Building products	153	151
Total revenues	$905	$941

Income
Corrugated packaging	$46	$105
Building products	(9)	(2)
Total segment operating income	37	103
Items not included in segments:
General and administrative expense	(18)	(17)
Share-based and long-term incentive compensation	(6)	(9)
Other operating income (expense)	––	(4)
Other non-operating income	––	10
Net interest income (expense) on financial assets and nonrecourse financial liabilities of special purpose entities	(3)	2
Interest expense on debt	(13)	(19)
Income (loss) before taxes	(3)	66
Income tax (expense) benefit	(2)	(30)
Net Income (loss)	(5)	36
Net income attributable to noncontrolling interest of special purpose entities	1	(1)
Net income (loss) attributable to Temple-Inland Inc.	$(4)	$35

Average basic shares outstanding	107.7	106.7
Average diluted shares outstanding	109.2	106.7

Per share information
Basic earnings	$(0.04)	$0.33
Diluted earnings (a)	$(0.04)	$0.33
Dividends	$0.11	$0.10
  ____________
(a)	Loss per share for 2010 is based on average basic shares outstanding due to our net loss.

TEMPLE-INLAND INC. AND SUBSIDIARIES
SUMMARIZED CONSOLIDATED BALANCE SHEETS
(Preliminary and Unaudited)

	First Quarter-End 2010	Year-End 2009
	(Dollars in millions)
ASSETS
Current Assets	$1,038	$992
Property and Equipment	1,575	1,595
Financial Assets of Special Purpose Entities	2,474	2,475
Goodwill	394	394
Other Assets	252	253
TOTAL ASSETS	$5,733	$5,709

LIABILITIES
Current Liabilities	$442	$471
Long-Term Debt	764	710
Nonrecourse Financial Liabilities of Special Purpose Entities	2,140	2,140
Deferred Tax Liability	720	721
Liability for Pension Benefits	293	285
Liability for Postretirement Benefits	104	105
Other Long-Term Liabilities	388	391
TOTAL LIABILITIES	4,851	4,823
SHAREHOLDERS’ EQUITY
Temple-Inland Inc. Shareholders’ Equity	791	794
Noncontrolling Interest of Special Purpose Entities	91	92
TOTAL SHAREHOLDERS’ EQUITY	882	886
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,733	$5,709

TEMPLE-INLAND INC. AND SUBSIDIARIES
SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS
 (Preliminary and Unaudited)

	First		Fourth	Third		Second		First
	Quarter		Quarter	Quarter		Quarter		Quarter
	2010		2009	2009		2009		2009
	(In millions)
CASH PROVIDED BY (USED FOR) OPERATIONS
Operations	$52		$125 (b)	$160	(b)(d)	$150	(b)(d)	$114
Working capital	(51	)(a)	75 (c)	28		22		(34)
	1		200	188		172		80
CASH PROVIDED BY (USED FOR) INVESTING
Capital expenditures	(33)		(49)	(29)		(33)		(19)
Other	(8)		8	4		(7)		(1)
	(41)		(41)	(25)		(40)		(20)
CASH PROVIDED BY (USED FOR) FINANCING
Cash dividends to shareholders	(11)		(11)	(11)		(11)		(10)
Net change in debt	54		(168)	(151)		(108)		(40)
Other	(11)		13	11		(8)		(26)
	32		(166)	(151)		(127)		(76)
Effect of exchange rate changes on cash and cash equivalents	1		1	(1)		2		(1)
Net increase (decrease) in cash and cash equivalents	(7)		(6)	11		7		(17)
Cash and cash equivalents at beginning of period	36		42	31		24		41
Cash and cash equivalents at end of period	$29		$36	$42		$31		$24

SUPPLEMENTAL INFORMATION
Depreciation and amortization	$48		$49	$50		$50		$51

_______  ____________
(a)	Includes alternative fuel mixture tax credits of $14 million that were accrued at year-end 2009.
(b)	Includes alternative fuel mixture tax credits, net of related costs and tax payments, of $54 million in fourth quarter 2009, $58 million in third quarter 2009, and $63 million in second quarter 2009.
(c)	Includes federal income tax refund of $58 million.
(d)	Includes voluntary, discretionary contribution to our defined benefit plan of $15 million in third and second quarter 2009.

TEMPLE-INLAND INC. AND SUBSIDIARIES
REVENUES AND UNIT SALES, EXCLUDING JOINT VENTURE OPERATIONS
 (Preliminary and Unaudited)

	First Quarter
	2010	2009
	(Dollars in millions)
Revenues
Corrugated packaging
Corrugated packaging	$711	$751
Paperboard (a)	41	39
Total corrugated packaging	$752	$790
Building products
Lumber	$50	$46
Gypsum wallboard	33	38
Particleboard	36	38
Medium density fiberboard	18	18
Fiberboard	7	3
Other	9	8
Total building products	$153	$151

Unit Sales
Corrugated packaging
Corrugated packaging, thousands of tons	846	829
Paperboard, thousands of tons (a)	91	89
Total, thousands of tons	937	918
Building products
Lumber, mbf	158	188
Gypsum wallboard, msf	306	283
Particleboard, msf	107	107
Medium density fiberboard, msf	35	34
Fiberboard, msf	34	17
_____________
(a)	Paperboard includes containerboard and light-weight gypsum facing paper.

TEMPLE-INLAND INC. AND SUBSIDIARIES
CALCULATION OF NON-GAAP FINANCIAL MEASURES
 (Preliminary and Unaudited)

	First Quarter	First Quarter	Fourth Quarter
	2010	2009	2009
	(In millions, except per share)
NET INCOME (LOSS) EXCLUDING SPECIAL ITEMS
Net income (loss) in accordance with GAAP	$(4)	$35	$38
Special items, after-tax:
Alternative fuel mixture tax credits, net of costs	7	––	45
Facility closures and employment reductions	(7)	(2)	––
Gains related to purchase and retirement of long-term debt	––	6	––
Litigation and other	––	(1)	––
One-time tax expense due to the impact of Patient Protection and Affordable Care Act on the Medicare Part D retiree
drug subsidy program	(3)	––	––
Total special items, after-tax	(3)	3	45
Net income (loss), excluding special items	$(1)	$32	$(7)

Net income (loss), per share, in accordance with GAAP	$(0.04)	$0.33	$0.34
Special items, after-tax, per share:
Alternative fuel mixture tax credits, net of costs	0.07	––	0.41
Facility closures and employment reductions	(0.07)	(0.02)	––
Gains related to purchase and retirement of long-term debt	––	0.06	––
Litigation and other	––	(0.01)	––
One-time tax expense due to the impact of Patient Protection and Affordable Care Act on the Medicare Part D retiree
drug subsidy program	(0.03)	––	––
Total special items, after-tax	(0.03)	0.03	0.41
Net income (loss) per share, excluding special items	$(0.01)	$0.30	$(0.07)

Average basic shares outstanding	107.7	106.7	107.3
Average diluted shares outstanding	109.2	106.7	109.3

BUILDING PRODUCTS EBITDA
Segment operating loss in accordance with GAAP	$(9)	$(2)	$(18)
Depreciation and amortization	11	12	10
Building products EBITDA	$2	$10	$(8)